EXHIBIT 23

                        CONSENT OF KPMG PEAT MARWICK LLP

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                         Consent of Independent Auditors
                         -------------------------------




The Board of Directors and Stockholders of
First Colorado Bancorp, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 of First Colorado Bancorp, Inc. related to the First Colorado Bancorp, Inc. 1992 Stock Option Plan and First Colorado Bancorp, Inc. 1996 Stock Option Plan of our report dated March 9, 1998, relating to the consolidated statements of financial condition of First Colorado Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of First Colorado Bancorp, Inc.

                                               /s/ KPMG Peat Marwick LLP

                                               KPMG Peat Marwick LLP

Denver, Colorado
March 30, 1998